AMENDMENT TO CREDIT AGREEMENT
                           DATED AS OF MARCH 17, 2000

                                 WITH RESPECT TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 20, 1998
                      (as heretofore amended and restated)

                                      AMONG

                    THE FUNDS AND PORTFOLIOS PARTIES HERETO,

                       THE BANKS PARTY HERETO AS LENDERS,

                     STATE STREET BANK AND TRUST COMPANY, as
                              AS SYNDICATION AGENT,

                    NATIONAL AUSTRALIA BANK LIMITED, A.C.N.,
                             AS DOCUMENTATION AGENT,

                                       AND

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                    AS AGENT


                         BANC OF AMERICA SECURITIES LLC,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

                          AMENDMENT TO CREDIT AGREEMENT

      This AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of March 17, 2000, is by and among the Funds (either on their own behalf or on behalf of certain specified Portfolios) identified on Annex I hereto listed under the heading Original Borrower Parties (the "ORIGINAL BORROWER PARTIES"), the Funds (either on their own behalf or on behalf of certain specified Portfolios) identified on Annex I hereto listed under the heading New Borrower Parties (the "NEW BORROWER PARTIES"), the undersigned Banks and BANK OF AMERICA, N.A., as agent (in such capacity, the "AGENT") for the Banks.

                                    RECITALS:

      WHEREAS, the Original Borrower Parties, the Banks and the Agent have previously entered into a certain Credit Agreement, dated as of February 20, 1998 as amended and restated as of March 19, 1999 (as in effect immediately prior to the Amendment Effective Date (as hereinafter defined), the "EXISTING CREDIT AGREEMENT" and, as amended or otherwise modified hereby, the "CREDIT AGREEMENT"); and

      WHEREAS, the parties hereto wish to add the New Borrower Parties as parties to the Credit Agreement and effect certain other amendments to the Existing Credit Agreement as hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

      SECTION 1.  DEFINITIONS.  Terms  used herein,   unless  otherwise  defined
herein or the context otherwise requires, shall have the meanings assigned to such terms in the Credit Agreement.

      SECTION 2.  CREDIT  AGREEMENT  AMENDMENTS.   The Existing Credit Agreement
is  hereby  amended  on  and  from  the   Amendment  Effective Date  as follows:

            2.1 The New Borrower Parties are hereby made additional parties to the Credit Agreement.

            2.2   Section  1.1 of the Existing  Credit  Agreement  is amended by
adding  the  following  definition in the  appropriate   alphabetical  location:

            "CHANGE IN CONTROL" means any transaction or series of transactions where (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") as in effect on the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof), directly or indirectly, of securities of another Person (the "TARGET") representing 25% or more of the combined voting power of the Target's then-outstanding securities; (ii) at any time less than a majority of the members of the Target's board of directors shall be persons who were either nominated for election or were elected by such board of directors; (iii) the Target's stockholders approve a merger or consolidation of the Target with any other Person, other than a merger or consolidation that would result in the voting securities of the Target outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Target or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Target's stockholders approve a plan of complete liquidation of the Target or an agreement for the sale or disposition of all or substantially all of the Target's assets.

            2.3   The   definition  of  the  term  "Termination  Date" found  in
Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

            "TERMINATION DATE" means March 16, 2001, or such earlier date as may be fixed by the Funds and Portfolios on at least 15 Banking Days' prior written or telephonic notice received by the Agent. The Funds and Portfolios shall promptly confirm any telephonic notice in writing. Upon the request of the Funds and Portfolios, and in the Banks' sole discretion, the Termination Date may be extended for successive 364-day periods as provided in SECTION 2.7.

            2.4 The first sentence of Section 2.3(a) of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

      A Fund or Portfolio shall give the Agent prior written or telephonic notice of each Loan, which shall be received by the Agent, in the case of a Federal Funds Rate Loan, not later than 12:00 noon, Eastern time, on the Borrowing date with respect to such Loan, or, in the case of a Eurodollar Loan, not later than 12:00 noon, Eastern time, three (3) Banking Days prior to the Borrowing date with respect to such Loan.

            2.5   The  following  sentence  shall be added at the end of Section
2.6 of the Existing Credit Agreement:

      The Funds and the Portfolios shall honor the good faith allocations made among them pursuant to the Indemnification Agreement dated March 17, 2000 among them.

            2.6 The first sentence of Section 3.2 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

      The Funds and Portfolios shall collectively pay to the Banks a commitment fee equal to 0.09% per annum on the average daily unused portion of the Commitment Amount from time to time during the period from and including the date of this Agreement to, but not including, the earlier of the Termination Date or the date of termination of the Commitment Amount pursuant to SECTION 4.3 or 11.2.

            2.7 The text of Section 4.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

      All payments hereunder (including payments with respect to the Notes) shall be made without setoff or counterclaim and shall be made to the Agent in immediately available funds prior to 9:30 a.m., Eastern time, on the date due at Bank of America, ABA No. 053 000 196, Account No. 136621 2250600, Reference: Legg Mason, or at such other place or for such other account as may be designated by the Agent to the Funds and Portfolios in writing. Any payments received after such time shall be deemed received on the next Banking Day. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Subject to the definition of the term "Interest Period," whenever any payment to be made hereunder or under a Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest or any fees.

            2.8 The text of Section 6.17 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

      Each  Fund  reasonably   believes  that  each  of  its  service  providers
      designated  below has (a)  completed a review and  assessment of all areas within its business and operations relating to such Fund that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips that are material to the business, properties or operations of the Fund used by any service providers identified below may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (c) substantially competed implementation of that plan in accordance with that timetable. The Year 2000 Problem has not resulted in, and such Fund reasonably believes that the Year 2000 Problem will not result in, a Material Adverse Effect. The service providers to which this provision relates consists solely of the following service providers: Legg Mason Fund Adviser, Inc.; Legg Mason Capital Management, Inc.; Bartlett & Co.; LM Institutional Advisors, Inc.; State Street Bank and Trust Company; and Boston Financial Data Services, Inc.

            2.9 The text of Section 7.22 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

      Utilize the proceeds of the Loans for short-term liquidity purposes, including to finance overdrafts caused by securities not delivered on time or to accommodate share redemptions and for temporary or emergency purposes, as permitted by such Fund's or Portfolio's prospectus and statement of additional information and the Act.

            2.10  The  Existing  Credit  Agreement  is  amended  by adding a new
Section 7.23 as follows:

      Notify promptly the Agent and the Banks in the event such Fund or Portfolio discovers or determines that the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips that are material to the business, properties or operations of the Fund used by any service providers identified below may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) has resulted in, or is reasonably expected to result in, a Material Adverse Effect. The service providers to which this provision relates consists solely of the following service providers: Legg Mason Fund Adviser, Inc.; Legg Mason Capital Management, Inc.; Bartlett & Co.; LM Institutional Advisors, Inc.; State Street Bank and Trust Company; and Boston Financial Data Services, Inc.

            2.11 Section 11.1 of the Existing Credit Agreement is amended by adding a new subparagraph (m) as follows:

      (m) ADVISER CHANGE IN CONTROL. There occurs a Change in Control of a Fund's Adviser.

            2.12 Schedule I of the Existing Credit Agreement is deleted in its entirety and replaced with Schedule I appended hereto.

            2.13 Schedule II of the Existing Credit Agreement is deleted in its entirety and replaced with Schedule II appended hereto.

            2.14 The third paragraph of Exhibit B and the fourth paragraph of Exhibit B-1 of the Existing Credit Agreement are deleted in their entirety and replaced with the following:

            All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at Bank of America, N.A., ABA No.: 053 000 196, Account No. 136621 2250600, Reference: Legg Mason, or at such other place as may be designated by the Bank to the Fund in writing.

      SECTION 3.  NAME CHANGES, ETC.

            3.1   The Funds, the Banks and the Agent acknowledge that:

                 3.1.1 the name of Bartlett Europe Fund has been changed to Legg Mason Europe Fund and such Fund has become a Portfolio of Legg Mason Global Trust, Inc. in lieu of being a Portfolio of Bartlett Capital Trust;

                 3.1.2 the name of Bartlett Financial Services Fund has been changed to Legg Mason Financial Services Fund and such Fund has become a Portfolio of Legg Mason Investors Trust, Inc. in lieu of being a Portfolio of Bartlett Capital Trust;

                 3.1.3 the name of LM MidCap Institutional Portfolio has been changed to LM Special Investment Institutional Portfolio; and

                 3.1.4 the name of Legg Mason Global Government Trust has been changed to Legg Mason Global Income Trust.

      SECTION 4.  NEW NOTES.

            4.1 Each of the Original Borrower Parties and the New Borrower Parties shall deliver its Note to the Agent for the account of each Bank on or before the Amendment Effective Date (such Notes being referred to collectively herein as the "NEW NOTES").

            4.2 The Original Borrower Parties, Bank of America, State Street Bank and Trust Company and First Union National Bank agree that, upon receipt by the Agent of the New Notes, the corresponding Notes of the Original Borrower Parties previously delivered to such Banks shall cease to be of further force and effect.

      SECTION 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") on which each of the conditions precedent set forth in this Section 5 shall have been satisfied and notice thereof shall have been given by the Agent to the Funds and the Banks. The following instruments shall have been delivered to the Agent, each to have been duly executed and dated the Amendment Effective Date or such earlier date as is satisfactory to the Agent and in form and substance satisfactory to the Agent and its counsel:

            5.1   The New Notes..1  The New Notes.

            5.2.2 A copy, duly certified by the secretary or an assistant secretary of each Fund or Portfolio, as the case may be, of (i) the resolutions of such Fund's or Portfolio's trustees or directors authorizing or ratifying the execution and delivery of this Amendment and such Fund's Notes or, in the case of a Fund comprised of one or more Portfolios, the Notes of each such Portfolio, and authorizing the Borrowings under the Credit Agreement, (ii) all documents evidencing other necessary trust or corporate action, as the case may be, and
(iii) all approvals or consents, if any, with respect to this Amendment and the aforesaid Note(s).

                 5.3.3 A certificate of the secretary or an assistant secretary of each Fund certifying the names of the Fund's officers and/or other persons authorized to sign this Amendment, the Notes of such Fund or, as appropriate, such Fund's Portfolio(s), and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

                 5.4.4 For each of the New Borrower Parties that has as its investment adviser a Person other than Legg Mason Fund Adviser, Inc. or Legg Mason Capital Management, Inc., a letter from such Person addressed to the Agent and the Banks, substantially in the form of Exhibit H to the Credit Agreement.

                 5.5.5 For each of the New Borrower Parties, an opinion of counsel to such Fund or Portfolio, addressed to the Agent and the Banks, substantially in the form of Exhibit I to the Credit Agreement modified as appropriate to take into account that this Amendment and not the Credit Agreement is being executed and delivered.

                 5.6.6 A Form FR U-1 of the Board of Governors of the Federal Reserve System duly executed and completed by each New Borrower Party and, in the case of a Fund comprised of Portfolios, each Portfolio of such Fund.

                 5.7.7 Copies of each investment advisory agreement between each New Borrower Party and its Adviser, together with all sub-advisory agreements, if any.

                 5.8.8 For each New Borrower Party (including, in the case of a Fund consisting of one or more specified Portfolios, such Portfolios), a certificate of its net asset value as of March 13, 2000.

      SECTION 6. WARRANTIES. To induce the Banks and the Agent to enter into this Amendment, each Fund hereby represents and warrants with respect to itself and, as may be relevant with respect to a Fund comprised of Portfolios, each of its respective Portfolios that:

            6.1   The  execution  and delivery by the Fund of this Amendment and the New Notes as to which it is the maker, and the performance by the Fund of the Credit Agreement and the New Notes as to which it is the maker, have been duly authorized by all necessary action on the part of the Fund, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Fund or of the organizational documents of the Fund, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Fund is a party or by which the Fund or its properties may be bound or affected or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Fund.

            6.2 Assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment, the Credit Agreement as amended by this Amendment and the New Notes as to which the Fund is the maker constitute the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

            6.3   Each  representation and warranty  of the  Fund  set  forth in
Section 6 of the Credit Agreement is true and correct as of the Amendment Effective Date as though made on and as of such date.

            6.4 As of the Amendment Effective Date, and as of the date of the execution and delivery by the Fund of this Amendment, as to the Fund or, in the case of a Fund consisting of Portfolios, each Portfolio of such Fund, no Event of Default or Unmatured Event of Default has occurred and is continuing.

      SECTION 7. COSTS, EXPENSES AND TAXES. The Funds agree to pay or reimburse the Agent within 30 Business Days after demand all reasonable costs and expenses, including reasonable fees of attorneys for the Agent (including the nonduplicative allocated costs of internal counsel) and other legal expenses and costs, incurred by the Agent in connection with the development, preparation, delivery, administration and execution of this Amendment and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby; PROVIDED that the maximum liability of the Funds for such attorneys' fees shall not exceed $20,000. Each Fund shall only be liable for its pro rata portion of the above costs and expenses determined on the basis of the proportion of the respective net asset value of such Fund on any date of determination to the aggregate of the net asset values of all the Funds as of such date.

      SECTION 8. AGREEMENT TO REMAIN IN FULL FORCE AND EFFECT. The Credit Agreement as amended hereby shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Credit Agreement in any other agreement or document shall hereafter be deemed to refer to the Credit Agreement as amended hereby. In addition, each reference in the Credit Agreement to the terms "this Agreement," "hereunder," "hereof" or terms or words of similar import shall hereafter mean the Credit Agreement as amended hereby.

      SECTION 9. COUNTERPARTS. This Amendment may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts but one and the same Amendment.

      SECTION 10. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. All obligations of the Funds and rights of the Agent and the Banks shall be in addition to and not in limitation of those provided by applicable law.

      SECTION 11. OTHER. The parties hereto acknowledge that the Syndication Agent and the Documentation Agent have been designated as such for purposes of convenience only, and that the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities, except those that may be expressly set forth in one or more separate written agreements, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent or the Documentation Agent.

      SECTION 12. DISCLAIMER. None of the shareholders, trustees, directors, officers, employees and other agents of any Fund or Portfolio shall personally be bound by or liable for any indebtedness, liability or obligation hereunder or under any Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder or thereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    LEGG MASON VALUE TRUST, INC.


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON TOTAL RETURN TRUST, INC.


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON SPECIAL INVESTMENT TRUST,
                                    INC.


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON INVESTORS TRUST, INC.,
                                    ON BEHALF OF LEGG MASON AMERICAN
                                    LEADING COMPANIES TRUST


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON INVESTORS TRUST, INC.,
                                    ON BEHALF OF LEGG MASON BALANCED
                                    TRUST


                                    By:__________________________________
                                    Title:_______________________________

                                    LEGG MASON INVESTORS TRUST, INC., ON
                                    BEHALF OF LEGG MASON U.S.
                                    SMALL-CAPITALIZATION VALUE TRUST


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON INVESTORS TRUST, INC., ON
                                    BEHALF OF LEGG MASON FINANCIAL
                                    SERVICES FUND


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON GLOBAL TRUST, INC., ON
                                    BEHALF OF LEGG MASON GLOBAL
                                    INCOME TRUST


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON GLOBAL TRUST, INC., ON
                                    BEHALF OF LEGG MASON INTERNATIONAL
                                    EQUITY TRUST


                                    By:__________________________________
                                    Title:_______________________________

                                    LEGG MASON GLOBAL TRUST, INC., ON
                                    BEHALF OF LEGG MASON EMERGING MARKETS
                                    TRUST


                                    By:__________________________________
                                    Title:_______________________________

                                    LEGG MASON GLOBAL TRUST, INC., ON
                                    BEHALF OF LEGG MASON EUROPE FUND


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON TAX-FREE INCOME FUND,
                                    ON BEHALF OF LEGG MASON MARYLAND
                                    TAX-FREE INCOME TRUST


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON TAX-FREE INCOME FUND,
                                    ON BEHALF OF LEGG MASON PENNSYLVANIA
                                    TAX-FREE INCOME TRUST


                                    By:__________________________________
                                    Title:_______________________________

                                    LEGG MASON TAX-FREE INCOME FUND,
                                    ON BEHALF OF LEGG MASON TAX-FREE
                                    INTERMEDIATE-TERM INCOME TRUST


                                    By:__________________________________
                                    Title:_______________________________

                                    LEGG MASON INCOME TRUST, INC., ON
                                    BEHALF OF LEGG MASON U.S.
                                    GOVERNMENT INTERMEDIATE-TERM PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON INCOME TRUST, INC., ON
                                    BEHALF OF LEGG MASON INVESTMENT
                                    GRADE INCOME PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON INCOME TRUST, INC., ON
                                    BEHALF OF LEGG MASON HIGH YIELD
                                    PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON FOCUS TRUST, INC.


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON LIGHT STREET TRUST, INC.,
                                    ON BEHALF OF LEGG MASON MARKET
                                    NEUTRAL TRUST


                                    By:__________________________________
                                    Title:_______________________________

                                    BARTLETT CAPITAL TRUST, ON
                                    BEHALF OF BARTLETT VALUE
                                    INTERNATIONAL FUND


                                    By:__________________________________
                                    Title:_______________________________


                                    BARTLETT CAPITAL TRUST, ON
                                    BEHALF OF BARTLETT BASIC
                                    VALUE FUND


                                    By:__________________________________
                                    Title:_______________________________


                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF LM VALUE INSTITUTIONAL
                                    PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF LM SPECIAL INVESTMENT
                                    INSTITUTIONAL PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________

                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF LM TOTAL RETURN
                                    INSTITUTIONAL PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF BATTERYMARCH
                                    INTERNATIONAL EQUITY PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF BATTERYMARCH
                                    EMERGING MARKETS PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LEGG MASON INVESTMENT TRUST, INC.,
                                    ON BEHALF OF LEGG MASON OPPORTUNITY
                                    TRUST


                                    By:__________________________________
                                    Title:_______________________________

                                    LEGG MASON LIGHT STREET TRUST, INC.,
                                    ON BEHALF OF LEGG MASON CLASSIC
                                    VALUATION FUND


                                    By:__________________________________
                                    Title:_______________________________


                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF LM BALANCED INSTITUTIONAL
                                    PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF BATTERYMARCH U.S.
                                    MIDCAPITALIZATION EQUITY PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________


                                    LM INSTITUTIONAL FUND ADVISORS II, INC.,
                                    ON BEHALF OF BATTERYMARCH U.S. SMALL
                                    CAPITALIZATION EQUITY PORTFOLIO


                                    By:__________________________________
                                    Title:_______________________________

                                    BANK OF AMERICA, N.A., as Agent


                                    By:__________________________________
                                    Title:_______________________________


                                    BANK OF AMERICA, N.A., as a Bank


                                    By:__________________________________
                                    Title:_______________________________

                                    FIRST UNION NATIONAL BANK


                                    By:__________________________________
                                    Title:_______________________________

                                    STATE STREET BANK AND TRUST COMPANY


                                    By:__________________________________
                                    Title:_______________________________

                                    NATIONAL AUSTRALIA BANK LIMITED,
                                    A.C.N. 004044937


                                    By:__________________________________
                                    Title:_______________________________

                                    DEN DANSKE BANK AKTIESELSKAB


                                    By:__________________________________
                                    Title:_______________________________


                                    By:__________________________________
                                    Title:_______________________________

                                     ANNEX I

ORIGINAL BORROWER PARTIES

Legg Mason Value Trust, Inc.

Legg Mason Special Investment Trust, Inc.

Bartlett Capital Trust, on behalf of Bartlett Basic Value Fund and Bartlett Value International Fund

Legg Mason Focus Trust, Inc.

Legg Mason Global Trust, Inc., on behalf of Legg Mason Global Income Trust (formerly Legg Mason Global Government Trust), Legg Mason International Equity Trust, Legg Mason Emerging Markets Trust and Legg Mason Europe Fund (formerly Bartlett Europe Fund)

Legg Mason Income Trust, Inc., on behalf of Legg Mason U.S. Government Intermediate-Term Portfolio, Legg Mason Investment Grade Income Portfolio and Legg Mason High Yield Portfolio

Legg Mason Investors Trust, Inc., on behalf of Legg Mason American Leading Companies Trust, Legg Mason Balanced Trust, Legg Mason U.S. Small-Capitalization Value Trust and Legg Mason Financial Services Fund (formerly Bartlett Financial Services Fund)

Legg Mason Light Street  Trust,  Inc.,  on behalf of Legg Mason  Market  Neutral
Trust

Legg Mason Tax-Free Income Fund, on behalf of Legg Mason Maryland Tax-Free Income Trust, Legg Mason Pennsylvania Tax-Free Income Trust and Legg Mason Tax-Free Intermediate-Term Income Trust

Legg Mason Total Return Trust, Inc.

LM Institutional Fund Advisors II, Inc., on behalf of LM Value Institutional Portfolio, LM Special Investment Institutional Portfolio (formerly LM MidCap Institutional Portfolio), LM Total Return Institutional Portfolio, Batterymarch International Equity Portfolio and Batterymarch Emerging Markets Portfolio

NEW BORROWER PARTIES

LM Institutional Fund Advisors II, Inc., on behalf of LM Balanced Institutional Portfolio, Batterymarch U.S. MidCapitalization Equity Portfolio and Batterymarch U.S. Small Capitalization Equity Portfolio

Legg Mason Investment Trust, Inc., on behalf of Legg Mason Opportunity Trust

Legg Mason Light Street, Inc., on behalf of Legg Mason Classic Valuation Fund


                                      II-2